UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2010

(Exact name of Registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street Sacramento, CA 95816
(Address of principal executive offices) (Zip Code)

(916) 321-1846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 27, 2010, The McClatchy Company, a Delaware corporation (the “Company”), issued a press release announcing its intention to offer $875 million aggregate principal amount of senior notes due 2017. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On January 27, 2010, the Company issued a press release announcing that it had obtained the requisite consents to amend its credit agreement. A copy of this press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

The Company has updated its disclosure regarding its risk factors. The revised disclosure is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 27, 2010 announcing the proposed offering of senior notes.

99.2	Press Release, dated January 27, 2010 announcing consents to amend the Company’s credit agreement.

99.3	Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

January 27, 2010	By:	/s/ KAROLE MORGAN-PRAGER
Karole Morgan-Prager
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 27, 2010 announcing the proposed offering of senior notes.

99.2	Press Release, dated January 27, 2010 announcing consents to amend the Company’s credit agreement.

99.3	Risk Factors.